UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2005, Diedrich Coffee, Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications Department indicating that the Company is not in compliance with the filing requirements for continued listing and is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14). The Company is not in compliance with Rule 4310(c)(14) because it has not yet filed its Form 10-Q for the quarter ended March 9, 2005. As previously announced on May 4, 2005, the Company has delayed the filing of its Form 10-Q because the Company and its former independent auditors have been unable to complete their review of the Company’s policies pertaining to accounting for leases.

The Company is working diligently to complete and file its Form 10-Q for the quarter ended March 9, 2005 to regain compliance with Rule 4310(c)(14) and intends to make a timely request for a hearing before a Nasdaq Listing Qualifications Panel, which will automatically stay the delisting of the Company’s common stock pending the Panel’s review and determination. The Company, however, can give no assurances that the Panel will grant its request for continued listing. The Company will need to file its Form 10-Q for the quarter ended March 9, 2005 and meet any other Panel requirements as a condition to obtaining the Panel’s approval of continued listing on the Nasdaq Stock Market.

Until the Panel’s final determination and the expiration of any exception granted by the Panel, the Company’s common stock will continue to be traded on the Nasdaq Stock Market. Effective as of the opening of business on May 19, 2005, as a result of the notice of delisting, the trading symbol for the Company’s common stock has been changed from “DDRX” to “DDRXE.”

The Company’s press release, dated May 23, 2005, is attached hereto as Exhibit 99.1 and incorporated herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release, dated May 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2005

DIEDRICH COFFEE, INC.

By:	/s/ Roger M. Laverty
Roger M. Laverty
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated May 23, 2005